Exhibit 5.1

McGuireWoods LLP 201 N. Tryon Street Suite 3000 Charlotte, NC 28202 Phone: 704.343.2000 Fax: 704.343.2300 www.mcguirewoods.com

December 30, 2022

Board of Directors

Journey Medical Corporation

9237 E Via de Ventura Blvd., Suite 105

Scottsdale, AZ 85258

Journey Medical Corporation

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Journey Medical Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Company on the date of this opinion letter with the Securities and Exchange Commission (the “SEC”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offering and sale of certain Common Stock, Preferred Stock, Debt Securities, Warrants and Units (each as defined below) (the Common Stock, the Preferred Stock, the Debt Securities, the Guarantees, the Warrants and the Units, collectively, the “Securities”). This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act. Capitalized terms used and not defined herein shall have the meanings assigned to them in the Registration Statement or the Indenture (as defined below).

The Securities are described in the Registration Statement. We understand that the Debt Securities, the Warrants and the Units will be issued as follows:

(a)               the debt securities described in the Registration Statement (the “Debt Securities”) (i) will be issued pursuant to a senior indenture and/or subordinated indenture proposed to be entered into among the Company and a financial institution to be named therein, as trustee, the form of which is filed as an exhibit to the Registration Statement (each, a “Base Indenture”), and each of which may be supplemented from time to time by supplemental indentures (the “Supplemental Indentures”), to be entered into among the Company and such trustee (the Base Indentures, as supplemented by the applicable Supplemental Indenture, the “Indentures”);

(b)              the warrants described in the Registration Statement (the “Warrants”) to purchase Debt Securities, the Company’s common stock, par value $0.0001 per share (the “Common Stock”), or the Company’s preferred stock, par value $0.0001 per share (the “Preferred Stock”), shall be designated by the Company at the time of the offering and will be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into between the Company and warrant agents to be named therein; and

(c)              the units described in the Registration Statement (the “Units”) consisting of any combination of Common Stock, Preferred Stock, Debt Securities and/or Warrants will be issued under one or more unit agreements (each, a “Unit Agreement”) to be entered into between the Company and a bank or other financial institution, as unit agent.

As used herein, the Indentures, the Warrant Agreement and the Unit Agreement are referred to, collectively, as the “Subject Documents.”

Documents Reviewed

In connection with this opinion letter, we have examined the following documents:

(a)               the Registration Statement, including the exhibits being filed therewith and incorporated by reference therein from previous filings made by the Company with the SEC; and

(b)              the base prospectus contained in the Registration Statement to be used in connection with offerings and sales by the registrant from time to time, in one or more series of issuances and on terms to be determined at the time of the offering, any combination of the securities described in that prospectus, up to an aggregate amount of $150 million (the “Prospectus”).

In addition we have examined and relied upon the following:

(i)            a certificate from the corporate secretary of the Company certifying as to (A) true and correct copies of the Certificate of Incorporation and Bylaws of the Company (the “Organizational Documents”) and (B) the resolutions of the Board of Directors of the Company authorizing (1) the filing of the Registration Statement by the Company and (2) the issuance of the Securities by the Company, subject to (x) in the case of each issuance of Securities, a specific further authorization for the issuance, execution, delivery and performance by proper action of the Company’s Board of Directors (the “Authorizing Resolutions”) with respect to such Securities and (y) the other qualifications set forth therein;

(ii)            a certificate dated December 29, 2022 issued by the Secretary of State of the State of Delaware, attesting to the corporate status of the Company in the State of Delaware (the “Corporate Status Certificate”); and

(iii)            originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

“Applicable Law” means the internal laws of the State of New York, and the Delaware General Corporation Law (the “DGCL”).

Assumptions Underlying Our Opinions

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:

(a)               Factual Matters. To the extent that we have reviewed and relied upon (i) certificates of the Company or authorized representatives thereof, (ii) representations of the Company set forth in the Subject Documents (if any) and (iii) certificates and assurances from public officials, all of such certificates, representations and assurances are accurate with regard to factual matters and all official records (including filings with public authorities) are properly indexed and filed and are accurate and complete.

(b)              Authentic and Conforming Documents. All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents.

(c)              Signatures; Legal Capacity. The signatures of individuals who have signed or will sign the Subject Documents are genuine. All individuals who have signed or will sign the Subject Documents have the legal capacity to execute such Subject Documents.

(d)              Organizational Status, Power and Authority of Certain Parties. All parties to the Subject Documents (other than any individual) (i) are or will be, as of the date the Subject Documents are executed and delivered, validly existing and in good standing in their respective jurisdictions of formation, except that no such assumption is made as to the Company as of the date hereof and (ii) have or will have, as of the date the Subject Documents are executed and delivered, the power and authority to execute, deliver and perform the Subject Documents and the documents required or permitted to be delivered and performed thereunder, except that no such assumption is made as to the Company as of the date hereof.

(e)              Authorization, Execution and Delivery of Subject Documents by Certain Parties. The Subject Documents and the documents required or permitted to be delivered thereunder have been or will be, as of the date the Subject Documents are executed and delivered, duly authorized by all necessary corporate, limited liability company, business trust, partnership or other action on the part of the parties thereto and have been or will be, as of the date the Subject Documents are executed and delivered, duly executed and delivered by such parties, except that no such assumptions are made as to the Company as of the date hereof.

(f)               Subject Documents Binding on Certain Parties. The Subject Documents and the documents required or permitted to be delivered thereunder are or will be, as of the date the Subject Documents are executed and delivered, valid and binding obligations enforceable against the parties thereto in accordance with their terms, except that no such assumption is made as to the Company as of the date hereof.

(g)              Form and Governing Law of Certain Documents. Each Supplemental Indenture will be consistent with the form required by the applicable Base Indenture. Each other Subject Document, the form of which is filed as an exhibit to the Registration Statement, will be consistent with such form. Each Indenture and each Supplemental Indenture, Warrant Agreement and Unit Agreement will be governed by the laws of the State of New York.

(h)              Noncontravention. Neither the issuance of the Debt Securities by the Company or the execution and delivery of the Subject Documents by any party thereto nor the performance by such party of its obligations thereunder will conflict with or result in a breach of (i) the certificate or articles of incorporation, bylaws, certificate or articles of organization, operating agreement, certificate of limited partnership, partnership agreement, trust agreement or other similar organizational documents of any such party, except that no such assumption is made as to the Company as to its Organizational Documents as of the date hereof, (ii) any law or regulation of any jurisdiction applicable to any such party except that no such assumption is made as to the Company as to any Applicable Law as of the date hereof, or (iii) any order, writ, injunction or decree of any court or governmental instrumentality or agency applicable to any such party or any agreement or instrument to which any such party may be a party or by which its properties are subject or bound, except that no such assumption is made as to the Company as to the Subject Documents as of the date hereof.

(i)                Governmental Approvals. All consents, approvals and authorizations of, or filings with, all governmental authorities that are required as a condition to the issuance of the Securities by the Company or to the execution and delivery of the Subject Documents by the parties thereto or the performance by such parties of their obligations thereunder will have been obtained or made, except that no such assumption is made with respect to any consent, approval, authorization or filing that is applicable to the Company as of the date hereof.

(j)                Registration; Trust Indenture Act. The Registration Statement shall have been declared effective under the Securities Act and such effectiveness shall not have been terminated or rescinded and the Indenture shall be qualified under the Trust Indenture Act of 1939.

(k)              No Mutual Mistake, Amendments, etc. There has not been, and will not be, as of the date the Subject Documents are executed and delivered, any mutual mistake of fact, fraud, duress or undue influence in connection with the issuance of the Securities as contemplated by the Registration Statement, the Prospectus and any supplements to the Prospectus. There are and will be no oral or written statements or agreements that modify, amend or vary, or purport to modify, amend or vary, any of the terms of the Subject Documents except for, in the case of the terms of the Base Indenture, the Supplemental Indentures.

Our Opinions

Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that:

1.                Common Stock. With respect to the Common Stock, when (a) Authorizing Resolutions with respect to such Common Stock have been adopted, (b) the terms for the issuance and sale of the Common Stock have been established in conformity with such Authorizing Resolutions, (c) such Common Stock has been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus, (d) the Company has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement, (e) such consideration per share is not less than the amount specified in the applicable Authorizing Resolutions and (f) certificates in the form required under the laws of the State of Delaware representing the shares of such Common Stock are duly executed, countersigned, registered and delivered, if such Common Stock is certificated, or book-entry notations in the form required under the laws of the State of Delaware have been made in the share register of the Company, if such Common Stock is not represented by certificates, such shares of Common Stock will be validly issued, fully paid and non-assessable.

2.                Debt Securities. With respect to any Debt Securities to be issued by the Company, when (a) Authorizing Resolutions with respect to such Debt Securities have been adopted, (b) the terms of such Debt Securities and for their issuance and sale have been established in conformity with such Authorizing Resolutions and the Indenture, (d) such Debt Securities have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus, (e) the Company has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement and (f) such Debt Securities have been authenticated in accordance with the provisions of the Indenture, such Debt Securities will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, under the laws of the State of New York.

3.                Preferred Stock. With respect to any Preferred Stock of any series, when (a) Authorizing Resolutions with respect to such Preferred Stock have been adopted, (b) the terms of such series of Preferred Stock and for their issuance and sale have been established in conformity with such Authorizing Resolutions, (c) such Preferred Stock has been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus, (d) the Company has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement, (e) such consideration per share is not less than the amount specified in the applicable Authorizing Resolutions, (f) a certificate of designation with respect to such series of Preferred Stock has been duly filed with the Secretary of State of the State of Delaware and (g) certificates in the form required under the laws of the State of Delaware representing the shares of such Preferred Stock are duly executed, countersigned, registered and delivered, if such Preferred Stock is certificated, or book-entry notations in the form required under the laws of the State of Delaware have been made in the share register of the Company, if such Preferred Stock is not represented by certificates, such Preferred Stock of such series will be validly issued, fully paid and non-assessable.

4.                Warrants. With respect to any Warrants, when (a) Authorizing Resolutions with respect to the Warrants have been adopted, (b) the terms of such Warrants and for their issuance and sale have been established in conformity with such Authorizing Resolutions, (c) such Warrants have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus, (d) the Company has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement and (e) such Warrants have been authenticated or countersigned in accordance with the provisions of the Warrant Agreement, such Warrants will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, under the laws of the State of New York.

5.                Units. With respect to any Units, when (a) Authorizing Resolutions with respect to the Units have been adopted, (b) the terms of such Units and for their issuance and sale have been established in conformity with such Authorizing Resolutions, (c) such Units have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus, (d) the Company has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement and (e) such Units have been authenticated or countersigned in accordance with the provisions of the Unit Agreement, such Units will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, under the laws of the State of New York.

Matters Excluded from Our Opinions

We express no opinion with respect to the following matters:

(a)               Indemnification and Change of Control. The enforceability of any agreement relating to (i) indemnification, contribution or exculpation from costs, expenses or other liabilities or (ii) changes in the organizational control or ownership of any party, which agreement (in the case of clause (i) or clause (ii)) is contrary to public policy or Applicable Law.

(b)               Jurisdiction, Venue, etc. The enforceability of any agreement of the Company in any Subject Document to submit to the jurisdiction of any specific federal or state court (other than the enforceability in a court of the State of New York of any such agreement to submit to the jurisdiction of a court of the State of New York), to waive any objection to the laying of the venue, to waive the defense of forum non conveniens in any action or proceeding referred to therein, to waive trial by jury, to effect service of process in any particular manner or to establish evidentiary standards, and any agreement of the Company regarding the choice of law governing any Subject Document (other than the enforceability in a court of the State of New York or in a federal court sitting in the State of New York and applying New York law to any such agreement that the laws of the State of New York shall govern).

(c)               Remedies. The enforceability of any provision in any Subject Document to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy.

Qualifications and Limitations Applicable to Our Opinions

The opinions set forth above are subject to the following qualifications and limitations:

(a)               Applicable Law. Our opinions are limited to the Applicable Law, and we do not express any opinion concerning any other law.

(b)               Bankruptcy. Our opinions are subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, laws relating to preferences, fraudulent transfers and equitable subordination), reorganization, moratorium and other similar laws affecting creditors’ rights generally.

(c)               Equitable Principles. Our opinions are subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing. In applying such principles, a court, among other things, might limit the availability of specific equitable remedies (such as injunctive relief and the remedy of specific performance), might not allow a creditor to accelerate maturity of debt or exercise other remedies upon the occurrence of a default deemed immaterial or for non-credit reasons or might decline to order a debtor to perform covenants in a Subject Document.

(d)              Unenforceability of Certain Provisions. Provisions contained in the Securities or the Subject Documents which require waivers or amendments to be made only in writing may be unenforceable or ineffective, in whole or in part. The inclusion of such provisions, however, does not render any of the Securities or the Subject Documents invalid as a whole.

(e)               Currency Conversion. We advise you that, as of the date of this opinion letter, a judgment for money in an action based on a Debt Security or an Indenture denominated in a currency other than United States dollars in a federal or state court in the United States ordinarily would be rendered or enforced in United States only in United States dollars. The date and method used to determine the rate of conversion of a foreign currency into United States dollars will depend on various factors, including which court renders the judgment. We express no opinion as to whether a court would award a judgment in a currency other than United States dollars or the particular date or rate of exchange that would be used by such court in the entry of a judgment.

Miscellaneous

The foregoing opinions are being furnished only for the purpose referred to in the first paragraph of this opinion letter. Our opinions are based on statutes, regulations and administrative and judicial interpretations which are subject to change. We undertake no responsibility to update or supplement these opinions subsequent to the effective date of the Registration Statement. Headings in this opinion letter are intended for convenience of reference only and shall not affect its interpretation. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our firm in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ McGuireWoods LLP